Exhibit 10.5

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of March 22, 2018 (the “Effective Date”), is entered into by and between DPW Holdings, Inc., a Delaware corporation, having its headquarters at 48430 Lakeview Blvd, Fremont, CA 94538-3158 (herein referred to as the “Company”), and Plankton Enterprises, LLC, a New York limited liability company having its his principal place of business at 84 White Hill Road, Cold Spring Harbor, New York 11724 (herein referred to as the “Consultant”). This Agreement supersedes any prior oral or written agreements between the parties hereto related to the matters set forth herein.

WHEREAS, Company desires to engage the services of Consultant to represent the Company as outlined below.

NOW THEREFORE, in consideration of the mutual obligations contained herein, the parties agree as follows:

1.       Term and Termination of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on the Effective Date and ending September 22, 2018 (the “Consulting Period”).

2.       Duties of Consultant. The Company hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Company from time to time during the term of this consulting arrangement in connection with the Company’s business (the “Services”). Said Services shall include, but not be limited to, those listed in the Scope of Work attached hereto as Exhibit A.

All Services provided by the Consultant hereunder shall be carried out to the best of its ability and in conformity with any oral or written instructions of the Company. Unless otherwise agreed in writing by the Company, all Services provided hereunder shall be performed by individually on behalf of the Consultant. Consultant shall devote such business time and energies as required to enable Consultant to fulfill its obligations hereunder, it being understood and agreed that the services of Stephen Lerner, individually, are essential to the satisfactory performance of the Services.

3.       Independent Contractor Relationship. This Agreement is intended to create an independent contractor relationship between Consultant and Company, which is described in Section 3508 of the Internal Revenue Service Code, and shall be interpreted to effectuate such intent between the parties.

(a)       No Taxes Withheld from Compensation. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b)       Consultant Controls Time and Effort. It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement, provided, however, that the Consultant shall meet such project deadlines as established by the Company from time to time.

(c)       Independence from Company. The parties further agree that Consultant shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates. Consultant will not represent that it is an employee of Company. Consultant shall at all times represent himself and be construed as independent of Company. Consultant shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes. Consultant’s relationship to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and the Company. Consultant shall have no authority to bind Company or any of its employees, officers, directors, representatives or affiliates by any promise or representation, oral or otherwise, unless specifically authorized in a writing bearing an authorized signature of a Company officer, director or representative.

4.       Compensation; Expenses. For services hereunder, the Company shall issue to the Consultant a warrant (the “Warrant”) to purchase 1,250,000 shares (the “Warrant Shares”) of the Company’s class A common stock (the “Common Stock”), to be issued and earned on the Effective Date. In addition, the Company shall reimburse Consultant for any travel or out of pocket expenses incurred in connection with the Services. Consultant must receive written approval from the Company prior to incurring any such reimbursable expenses, and any travel expenses shall be subject to the Company’s established travel policies and procedures. The Warrant is appended hereto as Exhibit B. The Consultant agrees and accepts that the Warrant may not be exercised until the Company has obtained the approval of the NYSE American therefor. The Company hereby commits to use its reasonable best efforts to obtain such approval as promptly as practicable.

The Warrant Shares issued may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) the Company’s transfer agent shall have been furnished with an opinion of the Company’s counsel to the effect that the Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”). The Warrant Shares, when issued, will contain a standard Securities Act restrictive legend.

The legend shall be removed and the Company shall issue to the Consultant a new certificate therefore free of any transfer legend if the Company’s transfer agent shall have received an opinion of the Company’s counsel, to the effect that (i) a public sale or transfer of such Warrant Shares may be made without registration under the Securities Act or (ii) in the case whereby the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Upon the Consultant’s written request, the Company shall pay for a Rule 144 opinion to be issued covering any Warrant Shares then eligible.

If the Company shall at any time seek to register or qualify any of its Common Stock, on each such occasion it shall, without cost or expense, include all of the Consultant’s Warrant Shares in such registration. The Company shall keep the registration statement effective until such time as the Consultant has sold its Warrant Shares or the Warrant Shares are eligible to be transferred without restriction pursuant to the provisions of Rule 144.

5.       Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company’s constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company in writing prior to it incurring an obligation for reimbursement.

6.       Indemnification.

(a)       The Consultant will indemnify and hold harmless the Company, its affiliates and its and their respective directors, officers, shareholders, members, managers, employees, and agents (each, a “Company Indemnified Party”), against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whatsoever to the extent sustained, suffered or incurred by or made against any Indemnified Party, to the extent based upon, arising out of or in connection with: (a) any breach of this Agreement by the Consultant, (b) any infringement or misappropriation of any intellectual property rights in connection with the work product (including its use by the Company and its direct or indirect customers or licensees), or (c) any violation of law, including the Federal securities laws.

(b)       The Company will indemnify and hold harmless the Consultant, its affiliates and its and their respective directors, officers, shareholders, members, managers, employees, and agents (each, a “Consultant Indemnified Party”), against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whatsoever to the extent sustained, suffered or incurred by or made against any Indemnified Party, to the extent based upon, arising out of or in connection with any breach of this Agreement by the Company.

7.       Representations of Consultant. Consultant represents and warrants to the Company that:

(a)       it has the power, authority, and legal capacity to enter into and to perform this Agreement;

(b)       this Agreement when executed and delivered by the Consultant will be a legal, valid and binding obligation enforceable against the Consultant in accordance with its terms;

(c)       neither the execution and delivery by the Consultant of this Agreement, nor the performance by the Consultant of the Services contemplated hereby, will conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Consultant is a party or by which the Consultant is bound (including any agreements relating to the confidential or proprietary information of a third party);

(d)       except for material specifically identified by the Consultant in a written notice to the Company and specifically acknowledged by the Company in writing as either (i) material in the public domain or (ii) material from other works as may be included with the written permission of the owners of all rights therein, the Services are and shall be original to Consultant, and no Person (other than the Company) has or shall have any rights thereto. For purposes of this Agreement, “Person” means any individual, partnership, corporation, limited liability company, association, joint venture, organization, trust or other entity;

(e)       it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Services;

(f)       the performance by the Consultant of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant;

(g)       neither Consultant nor any of his affiliates is the subject of any investigation, claim, decree or judgment involving any violation of the securities laws;

(h)       it is not a member of FINRA or a registered investment advisor; and

(i)       it is aware that the federal securities laws restrict trading in the Company’s securities while in possession of material non-public information concerning the Company as well as the requirements of Regulation FD that prohibit communications of material non-public information, and the requirements thereof in the event of an unintentional or inadvertent non-public disclosure.

8.       Covenants of the Consultant. Consultant (on his own behalf and on behalf of any and all related parties, affiliates, owners, members, employees, officers and directors) agrees with, and covenants to, the Company that:

(a)       it (and such persons) will comply with all laws, rules and regulations related to the activities on behalf of the Company contemplated pursuant to this Agreement;

(b)       it will at all times engage in acts, practices and courses of business that comply with Section 17(a) and (b) of the Securities Act of 1933, as amended, as well as Section 10(b) of the Securities Exchange Act of 1934, as amended, and has adopted policies and procedures adequate to ensure that all of Consultant’s personnel and affiliates are aware of the limitation on their activities, and the disclosure obligations, imposed by such laws and the rules and regulations promulgated thereunder; and

(c)       Consultant agrees to immediately inform Company in the event that an actual or potential Regulation FD disclosure has occurred and to assist counsel to the Company in the method by which corrective steps should be taken; further, Consultant will refrain from trading in the Company’s securities while Consultant, or any such affiliate is in possession of material non-public information concerning Company, its financial condition, or its business and affairs or prospects.

9.       Confidential Information. Consultant acknowledges that, pursuant to this Agreement, it may be given access to or may become acquainted with certain information, trade secrets or both, of Company (collectively, the “Confidential Information”) and the exclusive property of Company. During and following the Consulting Period, the Consultant will hold in confidence the Confidential Information and shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement. Consultant expressly agrees that the Confidential Information affects the successful and effective conduct of Company’s business and its good will, and that any breach of the terms of this section by Consultant is a breach of this Agreement.

The Consultant recognizes that, as between the Company and the Consultant, any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”), whether or not developed by the Consultant, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Consulting Period, the Consultant shall return to the Company, or destroy (and certify to such destruction in writing to the Company), all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

10.       Non-Compete/Non-Circumvention. During the Consulting Period, Consultant will not, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole discretion:

(a)       solicit, take away or interfere with any contractual relationship of any employee, consultant, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of the Company (including its present and future subsidiaries and affiliates), or using, for the benefit of any person or entity other than the Company, any Confidential Information of the Company; or

(b)       accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of Consultant or third parties, business from any persons who were at any time during the Consulting Period, customers of the Company (including its present and future subsidiaries and affiliates); or

(c)       use the tradenames, trademarks, or trade dress of any of the products of the Company (including its present and future subsidiaries and affiliates); or any substantially similar tradename, trademark or trade dress likely to cause, or having the effect of causing, confusion in the minds of manufacturers, customers, suppliers and retail outlets and the public generally.

The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Consultant, for the period of one (1) year following the date of termination of this Agreement. In addition, during the one-year period following such expiration or earlier termination, neither Consultant nor the Company shall make or permit the making of any negative statement of any kind concerning the Company or its affiliates, or its directors, officers or agents or Consultant.

11.       Attorney’s Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other reasonable costs incurred in connection with such action or proceeding, in addition to any other relief to which it may be entitled.

12.       Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13.       Choice of Law, Jurisdiction and Venue. The corporate laws of the State of New York shall govern all issues concerning this Agreement. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.       Complete Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter hereof. This Agreement may be modified only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

15. Termination. Neither Party may terminate this agreement before September 22, 2018, except in the event of the other party’s breach of or failure to fulfill its obligations under this agreement, and the continuation of such breach or failure for a period of more than ten (10) business days after notice from the other Party specifying the nature of the breach or failure.

[signatures appear on next following page]

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be duly executed as of the date first above written.

“Company”		DPW HOLDINGS, INC.

Date: March 22, 2018	By:
Milton C. Ault III
Chief Executive Officer

“Consultant”		PLANTON ENTERPRISES, LLC

Date: March 22, 2018	By:
Stephen Lerner
Managing Member

Exhibit A

SCOPE OF WORK

The Consultant agrees that it will generally provide the following consulting services:

(a)       Assist the Company in raising capital through introductions (it being understood the Consultant is not a member of Finra);

(b)       Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(c)       Introduce the Company to the financial community;

(d)       With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company’s plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(e)       At the Company’s request, assist and consult with the Company regarding its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally; and

(i)       At the Company’s request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company, in general, and regarding its crypto currency business in particular.